UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2019

MISONIX, INC.
(Exact name of Registrant as specified in its charter)

New York	001-10986	11-2148932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value	MSON	The Nasdaq Global Market

Item 8.01.	Other Events.

On August 14, 2019, Misonix, Inc. (“Misonix”) received a declination letter from the United States Department of Justice (the “DOJ”) dated August 13, 2019 stating that the DOJ has closed its inquiry into Misonix without any action against Misonix with respect to the matters described below.

The Company previously disclosed on June 20, 2019 that it had received a letter from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) on June 18, 2019, stating that the SEC had concluded its investigation of Misonix and that, based on the information it had as of the date of that letter, it did not intend to recommend an enforcement action by the SEC against Misonix with respect to the same matters.

As previously disclosed, with the assistance of outside counsel, Misonix conducted a voluntary investigation into the business practices of the independent Chinese entity that previously distributed Misonix’s products in China and Misonix’s knowledge of those business practices, which may have had implications under the U.S. Foreign Corrupt Practices Act, as well as into various internal controls issues identified during the investigation. On September 27, 2016 and September 28, 2016, Misonix voluntarily contacted the SEC and the DOJ to advise them of these potential issues and thereafter fully cooperated with both agencies in their parallel investigations relating to these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2019	Misonix, Inc.

	By:	/s/ Stavros Vizirgianakis
Stavros Vizirgianakis President and Chief Financial Officer